ASSIGNMENT AND ASSUMPTION OF WORKING INTEREST IN INITIAL WELL

      THIS ASSIGNMENT AND ASSUMPTION OF WORKING INTEREST IN INITIAL WELL (the "Assignment") is made the 18th day of May, 2004, by and between ITERA INTERNATIONAL ENERGY CORPORATION, a Florida corporation ("Assignor") and DUNE ENERGY, INC., a Delaware corporation ("Assignee").

      WHEREAS, pursuant to that certain Participation Letter Agreement entered into on April 7, 2004, by and among Vaquero Partners, LLC, Dune Energy, Inc. and Itera International Energy Corporation (the "Agreement"), Assignor acquired a Working Interest equal to 100% of the costs of, and 75% of the net revenues from, the Initial Well to be drilled on the Welder Lease;

      WHEREAS, Assignor desires to assign and Assignee desires to assume the rights, benefits and obligations of Assignor in its Working Interest in the Initial Well consistent with Section 8 of the Agreement; and

      WHEREAS, all capitalized terms not defined herein shall have the meaning set forth in the Agreement;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the sufficiency of which is hereby acknowledged, Assignor and Assignee agree as follows:

      1. Assignor, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby assigns to Assignee all of Assignor's rights, benefits and obligations in the Working Interest in the Initial Well under the Agreement, including Assignor's nonoperating interest in the Joint Operating Agreement that is Exhibit "C" to the Agreement.

      2. Assignee, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby accepts Assignor's assignment and agrees to assume all rights, benefits and obligations of Assignor with respect to Assignor's Working Interest in the Initial Well, and Assignor shall have no further rights, benefits and obligations under the Agreement or the Joint Operating Agreement effective as of the date hereof.

                         [SIGNATURES ON FOLLOWING PAGE]

      IN WITNESS WHEREOF, the parties have caused this Assignment to be executed as of the date first above written.


                                     ASSIGNOR:

                                     ITERA INTERNATIONAL ENERGY CORPORATION

                                     /s/ Raissa M. Frenkel
                                     Name: Raissa M. Frenkel
                                     Title: Exec. V.P. & COO


                                     ASSIGNEE:

                                     DUNE ENERGY, INC.

                                     /s/ Alan Gaines
                                     Name: Alan Gaines
                                     Title: Chairman and Chief Executive Officer


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